SIMON®

2Q 2021 SUPPLEMENTAL

HERMES

ROOSEVELT FIELD

BURBERRY

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED SECOND QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

2Q 2021 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Ali Slocum
317-264-3079 Media

SIMON PROPERTY GROUP REPORTS
SECOND QUARTER 2021 RESULTS AND INCREASES FULL YEAR 2021 GUIDANCE AND RAISES QUARTERLY DIVIDEND
INDIANAPOLIS, August 2, 2021 − Simon, a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended June 30, 2021.
“I am pleased with the profitability and substantial improvement in cash flow that were generated in the second quarter,” said David Simon, Chairman, Chief Executive Officer and President. “We are encouraged by the increase in our shopper traffic, retailer sales and leasing activity. Based upon our results to date and expectations for the remainder of 2021, we are again increasing our full-year 2021 guidance and again raising our quarterly dividend.”
Results for the Quarter
•
Net income attributable to common stockholders was $617.3 million, or $1.88 per diluted share, as compared to $254.2 million, or $0.83 per diluted share in 2020. Results for the second quarter of 2021 include a non-cash gain of  $118.4 million, or $0.32 per diluted share, because of the reversal of a deferred tax liability associated with an international investment.

•
Funds From Operations (“FFO”) was $1.217 billion, or $3.24 per diluted share, as compared to $746.5 million, or $2.12 per diluted share, in the prior year period, a 52.8% increase. FFO for the second quarter 2021 includes the $0.32 per diluted share non-cash gain related to the deferred tax liability reversal, mentioned above.

•
Net operating income (“NOI”) from domestic and international properties, combined, increased 16.6% compared to the prior year period. Portfolio NOI, which includes NOI from domestic properties, international properties and NOI from the Company’s investment in Taubman Realty Group (“TRG”), increased 32.5% compared to the prior year period.

Results for the Six Months
•
Net income attributable to common stockholders was $1.063 billion, or $3.24 per diluted share, as compared to $691.8 million, or $2.26 per diluted share in 2020. Results for the six months ended 2021 include the aforementioned non-cash gain related to the deferred tax liability reversal.

•
FFO was $2.151 billion, or $5.72 per diluted share, as compared to $1.727 billion, or $4.90 per diluted share, in the prior year period, a 16.7% increase. FFO for the six months ended 2021 includes the aforementioned non-cash gain related to the deferred tax liability reversal.

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EARNINGS RELEASE
•
NOI from domestic and international properties, combined, increased 2.8% compared to the prior year period. Portfolio NOI increased 16.7% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 91.8% at June 30, 2021.

•
Base minimum rent per square foot was $55.03 at June 30, 2021.

Development Activity
West Midlands Designer Outlet in England opened on April 12, 2021. The center includes 197,000 square feet of high-quality, name brand stores. Simon owns a 23% interest in this center.
During the quarter, construction restarted on Paris-Giverny Designer Outlet, a new 222,000 square foot upscale outlet center located in Normandie, France, projected to open in the first quarter of 2023. Simon owns 74% of this project.
Construction continues on redevelopments including Burlington Mall (Boston, MA) and Tacoma Mall (Tacoma, WA). These redevelopments, scheduled to be completed in 2021, will significantly benefit the communities in which they operate.
Progress continues on transformative mixed-use redevelopments of Northgate Station (Seattle, WA) and Phipps Plaza (Atlanta, GA). The dynamic redevelopment at Phipps Plaza is headlined by a Nobu Hotel and Nobu Restaurant, Citizens food hall, Life Time Athletic and Life Time Work and One Phipps Plaza, a LEED certified, 13-story Class A office building designed for the workplace of the future. These additions are scheduled to open in 2022. The transformation of Northgate Station will feature the National Hockey League’s Seattle Kraken corporate offices and the Kraken Community Iceplex. This first phase of the Northgate Station transformation is scheduled to be completed in the fall of 2021.
Capital Markets and Balance Sheet Liquidity
The Company was active in both the unsecured and secured credit markets through the first six months of the year.
During the first six months, the Company closed on 13 non-recourse mortgage loans totaling approximately $2.2 billion (U.S. dollar equivalent), of which Simon’s share is $1.3 billion. The weighted average interest rate on these loans is 2.90%.
As of June 30, 2021, Simon had more than $8.8 billion of liquidity consisting of  $1.9 billion of cash on hand, including its share of joint venture cash, and $6.9 billion of available capacity under its revolving credit facilities, net of  $500 million outstanding under its U.S. commercial paper program.
Dividends
The Company paid its second quarter 2021 common stock dividend of  $1.40 per share, in cash, on July 23, 2021, a 7.7% increase sequentially and year-over-year.

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EARNINGS RELEASE
Simon’s Board of Directors declared a quarterly common stock cash dividend of  $1.50 for the third quarter of 2021. This is a 15.4% increase year-over-year and a 7.1% increase compared to the second quarter 2021 dividend. The dividend will be payable on September 30, 2021 to shareholders of record on September 9, 2021.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on September 30, 2021 to shareholders of record on September 16, 2021.
2021 Guidance
The Company currently estimates net income to be within a range of  $5.47 to $5.57 per diluted share and FFO will be within a range of  $10.70 to $10.80 per diluted share for the year ending December 31, 2021. The net income per diluted share and FFO per diluted share ranges include the $0.32 per diluted share non-cash gain related to the deferred tax liability reversal. The FFO per diluted share range is an increase from the $9.70 to $9.80 per diluted share range provided on May 10, 2021, or an increase of  $1.00 per diluted share at the mid-point.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:
For the year ending December 31, 2021
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$5.47	$5.57
Depreciation and amortization including Simon’s share of unconsolidated entities	5.47	5.47
Unrealized losses in fair value of equity instruments	0.01	0.01
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.25)	(0.25)
Estimated FFO per diluted share	$10.70	$10.80
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today at 5:00 p.m. Eastern Daylight Time, Monday, August 2, 2021. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until August 9, 2021. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 7455849.
Supplemental Materials and Website
Supplemental information on our second quarter 2021 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

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EARNINGS RELEASE
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share and portfolio Net Operating Income growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and Net Operating Income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward–looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward–looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
REVENUE:
Lease income	$1,158,825	$1,013,510	$2,303,883	$2,275,742
Management fees and other revenues	26,061	21,035	51,358	50,201
Other income	69,260	27,496	138,856	89,458
Total revenue	1,254,146	1,062,041	2,494,097	2,415,401
EXPENSES:
Property operating	96,073	70,620	182,692	176,243
Depreciation and amortization	315,732	324,140	631,470	652,402
Real estate taxes	114,695	117,221	230,706	234,764
Repairs and maintenance	19,036	14,080	40,391	38,511
Advertising and promotion	19,565	12,689	49,050	46,216
Home and regional office costs	47,699	36,090	83,698	90,460
General and administrative	7,254	7,296	13,830	14,190
Other	29,369	29,037	52,926	56,878
Total operating expenses	649,423	611,173	1,284,763	1,309,664
OPERATING INCOME BEFORE OTHER ITEMS	604,723	450,868	1,209,334	1,105,737
Interest expense	(200,419)	(197,061)	(402,435)	(384,688)
Loss on extinguishment of debt	—	—	(2,959)	—
Income and other tax (expense) benefit	(47,003)	62	(41,105)	5,845
Income from unconsolidated entities	348,545	44,322	363,614	94,787
Unrealized gains (losses) in fair value of equity instruments	23	202	(3,177)	(18,846)
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	—	(7,845)	93,057	(6,883)
CONSOLIDATED NET INCOME	705,869	290,548	1,216,329	795,952
Net income attributable to noncontrolling interests	87,778	35,501	151,543	102,465
Preferred dividends	834	834	1,669	1,669
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$617,257	$254,213	$1,063,117	$691,818
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.88	$0.83	$3.24	$2.26

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	June 30, 2021	December 31, 2020
ASSETS:
Investment properties, at cost	$37,938,181	$38,050,196
Less – accumulated depreciation	15,176,790	14,891,937
	22,761,391	23,158,259
Cash and cash equivalents	1,290,799	1,011,613
Tenant receivables and accrued revenue, net	952,731	1,236,734
Investment in TRG, at equity	3,415,996	3,451,897
Investment in Klépierre, at equity	1,706,661	1,729,690
Investment in other unconsolidated entities, at equity	2,746,162	2,603,571
Right-of-use assets, net	508,371	512,914
Investments held in trust – special purpose acquisition company	345,000	—
Deferred costs and other assets	1,100,745	1,082,168
Total assets	$34,827,856	$34,786,846
LIABILITIES:
Mortgages and unsecured indebtedness	$26,231,704	$26,723,361
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,230,595	1,311,925
Cash distributions and losses in unconsolidated entities, at equity	1,565,366	1,577,393
Dividend payable	527,508	486,922
Lease liabilities	511,211	515,492
Other liabilities	546,619	513,515
Total liabilities	30,613,003	31,128,608
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	507,414	185,892
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	41,927	42,091
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,907,608 and 342,849,037 issued and outstanding, respectively	34	34
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,193,774	11,179,688
Accumulated deficit	(5,931,119)	(6,102,314)
Accumulated other comprehensive loss	(188,307)	(188,675)
Common stock held in treasury, at cost, 14,296,445 and 14,355,621 shares, respectively	(1,884,511)	(1,891,352)
Total stockholders’ equity	3,231,798	3,039,472
Noncontrolling interests	475,641	432,874
Total equity	3,707,439	3,472,346
Total liabilities and equity	$34,827,856	$34,786,846

2Q 2021 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
REVENUE:
Lease income	$681,349	$574,246	$1,334,103	$1,318,096
Other income	64,694	46,205	137,293	120,718
Total revenue	746,043	620,451	1,471,396	1,438,814
OPERATING EXPENSES:
Property operating	136,129	107,309	269,166	254,339
Depreciation and amortization	170,443	165,511	341,597	336,989
Real estate taxes	68,123	60,634	137,021	129,023
Repairs and maintenance	16,304	13,589	35,350	33,204
Advertising and promotion	14,797	10,016	34,241	32,768
Other	37,657	15,734	69,643	65,964
Total operating expenses	443,453	372,793	887,018	852,287
OPERATING INCOME BEFORE OTHER ITEMS	302,590	247,658	584,378	586,527
Interest expense	(152,447)	(152,409)	(298,644)	(309,050)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	33,371	—	33,371	—
NET INCOME	$183,514	$95,249	$319,105	$277,477
Third-Party Investors’ Share of Net Income	$92,745	$53,989	$160,886	$146,848
Our Share of Net Income	90,769	41,260	158,219	130,629
Amortization of Excess Investment (A)	(15,268)	(20,761)	(34,595)	(41,601)
Our Share of Gain on Sale or Disposal of Assets and Interests in
Other Income in the Consolidated Financial Statements	(14,941)	—	(14,941)	—
Income from Unconsolidated Entities (B)	$60,560	$20,499	$108,683	$89,028

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”) and The Taubman Realty Group (“TRG”). For additional information, see footnote B.

2Q 2021 SUPPLEMENTAL	8

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	June 30, 2021	December 31, 2020
Assets:
Investment properties, at cost	$19,885,109	$20,079,476
Less – accumulated depreciation	8,157,942	8,003,863
	11,727,167	12,075,613
Cash and cash equivalents	1,356,266	1,169,422
Tenant receivables and accrued revenue, net	571,652	749,231
Right-of-use assets, net	168,752	185,598
Deferred costs and other assets	387,285	380,087
Total assets	$14,211,122	$14,559,951
Liabilities and Partners’ Deficit:
Mortgages	$15,430,065	$15,569,485
Accounts payable, accrued expenses, intangibles, and deferred revenue	840,432	969,242
Lease liabilities	172,281	188,863
Other liabilities	395,463	426,321
Total liabilities	16,838,241	17,153,911
Preferred units	67,450	67,450
Partners’ deficit	(2,694,569)	(2,661,410)
Total liabilities and partners’ deficit	$14,211,122	$14,559,951
Our Share of:
Partners’ deficit	$(1,150,296)	$(1,130,713)
Add: Excess Investment (A)	1,317,383	1,399,757
Our net Investment in unconsolidated entities, at equity	$167,087	$269,044

Note:
The above financial presentation does not include any information related to our investments in Klépierre and TRG. For additional information, see footnote B.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Consolidated Net Income (D)	$705,869	$290,548	$1,216,329	$795,952
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	313,572	321,707	627,147	647,745
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	202,515	129,309	406,752	266,017
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	7,845	(93,057)	6,883
Unrealized (gains) losses in fair value of equity instruments	(23)	(202)	3,177	18,846
Net loss attributable to noncontrolling interest holders in properties	1,531	3,628	2,469	3,799
Noncontrolling interests portion of depreciation and amortization and gain on consolidation of properties	(5,259)	(5,048)	(9,348)	(9,511)
Preferred distributions and dividends	(1,313)	(1,313)	(2,626)	(2,626)
FFO of the Operating Partnership	$1,216,892	$746,474	$2,150,843	$1,727,105
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.88	$0.83	$3.24	$2.26
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.36	1.27	2.72	2.57
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	0.02	(0.25)	0.02
Unrealized (gains) losses in fair value of equity instruments	—	—	0.01	0.05
Diluted FFO per share	$3.24	$2.12	$5.72	$4.90
Details for per share calculations:
FFO of the Operating Partnership	$1,216,892	$746,474	$2,150,843	$1,727,105
Diluted FFO allocable to unitholders	(153,089)	(98,537)	(270,684)	(228,166)
Diluted FFO allocable to common stockholders	$1,063,803	$647,937	$1,880,159	$1,498,939
Basic and Diluted weighted average shares outstanding	328,594	305,882	328,555	306,193
Weighted average limited partnership units outstanding	47,281	46,528	47,301	46,608
Basic and Diluted weighted average shares and units outstanding	375,875	352,410	375,856	352,801
Basic and Diluted FFO per Share	$3.24	$2.12	$5.72	$4.90
Percent Change	52.8%		16.7%

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EARNINGS RELEASE
Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and TRG. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and TRG. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gains on land sales of  $0.9 million and $1.1 million for the three months ended June 30, 2021 and 2020, respectively, and $1.6 million and $6.3 million for the six months ended June 30, 2021 and 2020, respectively.

 –
Straight-line adjustments (decreased) increased income by ($5.9) million and ($2.6) million for the three months ended June 30, 2021 and 2020, respectively, and ($15.0) million and $9.4 million for the six months ended June 30, 2021 and 2020, respectively.

 –
Amortization of fair market value of leases from acquisitions (decreased) increased income by ($0.2) million and $1.1 million for the three months ended June 30, 2021 and 2020, respectively, and ($0.4) million and $2.4 million for the six months ended June 30, 2021 and 2020, respectively.

2Q 2021 SUPPLEMENTAL	11

OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At June 30, 2021, we owned or had an interest in 234 properties comprising 190 million square feet in North America, Asia and Europe. We also owned an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at June 30, 2021, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 15 European countries.
This package was prepared to provide operational and balance sheet information as of June 30, 2021 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

2Q 2021 SUPPLEMENTAL	12

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
	Common Stock	SPG
	8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
	Corporate	A-	(Stable Outlook)
	Senior Unsecured	A-	(Stable Outlook)
	Commercial Paper	A2	(Stable Outlook)
	Preferred Stock	BBB	(Stable Outlook)
Moody’s
	Senior Unsecured	A3	(Stable Outlook)
	Commercial Paper	P2	(Stable Outlook)
	Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	49%	Yes
Total Secured Debt to Total Assets (1)	≤50%	22%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.2X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	208%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

2Q 2021 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
Financial Highlights
Total Revenue – Consolidated Properties	$1,254,146	$1,062,041	$2,494,097	$2,415,401
Consolidated Net Income	$705,869	$290,548	$1,216,329	$795,952
Net Income Attributable to Common Stockholders	$617,257	$254,213	$1,063,117	$691,818
Basic and Diluted Earnings per Common Share (EPS)	$1.88	$0.83	$3.24	$2.26
Funds from Operations (FFO) of the Operating Partnership	$1,216,892	$746,474	$2,150,843	$1,727,105
Basic and Diluted FFO per Share (FFOPS)	$3.24	$2.12	$5.72	$4.90
Declared Dividends/Distributions per Share/Unit	$1.40	$1.30	$2.70	$3.40
	AS OF JUNE 30, 2021	AS OF DECEMBER 31, 2020
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	47,263	47,322
Common Shares Outstanding at end of period	328,619	328,502
Total Common Shares and Limited Partnership Units Outstanding at end of period	375,882	375,824
Weighted Average Limited Partnership Units Outstanding	47,301	46,544
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	328,555	308,738
Equity Market Capitalization
Common Stock Price at end of period	$130.48	$85.28
Common Equity Capitalization, including Limited Partnership Units	$49,045,125	$32,050,239
Preferred Equity Capitalization, including Limited Partnership Preferred Units	81,188	81,762
Total Equity Market Capitalization	$49,126,313	$32,132,001

2Q 2021 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Six Months Ended June 30, 2021
(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.

(2)
Includes TRG.

(3)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

(4)
Includes Lifestyle Centers.

2Q 2021 SUPPLEMENTAL	15

Net Operating Income Overview (1)
(In thousands)
	For the Three Months Ended June 30,		% Growth	For the Six Months Ended June 30,		% Growth
	2021	2020		2021	2020

Domestic Property NOI (2)	$1,294,584	$1,141,638	13.4%	$2,548,818	$2,510,376	1.5%
TRG NOI	190,077	—		373,077	—
International Properties (3)	101,932	56,183		202,250	166,039
Portfolio NOI	$1,586,593	$1,197,821	32.5%	$3,124,145	$2,676,415	16.7%
Our share of NOI from Investments (4)	43,331	54,409		84,961	106,692
Our share of NOI from Retailer Investments (5)	195,824	(15,549)		199,356	(39,223)
Corporate and Other NOI Sources (6)	51,925	64,414		119,165	136,431
Combined NOI	$1,877,673	$1,301,095		$3,527,627	$2,880,315
Less: Joint Venture Partners’ Share of NOI	340,815	224,462		669,077	496,089
Our Share of Total NOI	$1,536,858	$1,076,633		$2,858,550	$2,384,226

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.

(2)
Includes all properties in North America (4 in Canada and 2 in Mexico).

(3)
Includes 26 International Premium Outlets and Designer Outlets outside North America at constant currency.

(4)
Includes our share of NOI of Klépierre at constant currency.

(5)
Includes our share of NOI of our retailer investments.

(6)
Includes income components excluded from Portfolio NOI and Domestic Property NOI (domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments), unrealized and realized gains/losses on non-real estate related equity instruments, Simon management company revenues, and other assets.

2Q 2021 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$705,869	$290,548	$1,216,329	$795,952
Income and other tax expense (benefit)	47,003	(62)	41,105	(5,845)
Interest expense	200,419	197,061	402,435	384,688
Loss on extinguishment of debt	—	—	2,959	—
Income from unconsolidated entities	(348,545)	(44,322)	(363,614)	(94,787)
Unrealized (gains) losses in fair value of equity instruments	(23)	(202)	3,177	18,846
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in
unconsolidated entities and impairment, net	—	7,845	(93,057)	6,883
Operating Income Before Other Items	604,723	450,868	1,209,334	1,105,737
Depreciation and amortization	315,732	324,140	631,470	652,402
Home and regional office costs	47,699	36,090	83,698	90,460
General and administrative	7,254	7,296	13,830	14,190
NOI of consolidated entities	$975,408	$818,394	$1,938,332	$1,862,789
Reconciliation of NOI of unconsolidated entities:
Net Income	$183,514	$95,249	$319,105	$277,477
Interest expense	152,447	152,409	298,644	309,050
Gain on sale or disposal of, or recovery on, assets and interested in unconsolidated entities, net	(33,371)	—	(33,371)	—
Operating Income Before Other Items	302,590	247,658	584,378	586,527
Depreciation and amortization	170,443	165,511	341,597	336,989
NOI of unconsolidated entities	$473,033	$413,169	$925,975	$923,516
Add: Gross NOI from TRG	190,077	—	373,077	—
Add: Our share of NOI from Klépierre and other corporate investments	239,155	69,532	290,243	94,010
Combined NOI	$1,877,673	$1,301,095	$3,527,627	$2,880,315

2Q 2021 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED JUNE 30, 2021	SIX MONTHS ENDED JUNE 30, 2021
FFO of the Operating Partnership	$1,216,892	$2,150,843
Non-cash impacts to FFO (1)	(98,312)	(76,280)
FFO of the Operating Partnership excluding non-cash impacts	1,118,580	2,074,563
Tenant allowances	(43,418)	(67,841)
Operational capital expenditures	(12,165)	(19,802)
Funds available for distribution	$1,062,997	$1,986,920

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED JUNE 30, 2021	SIX MONTHS ENDED JUNE 30, 2021
Deductions:
Fair value of debt amortization	(97)	(227)
Klépierre deferred tax liability gain	(118,428)	(118,428)
Additions:
Straight-line lease loss	5,934	15,021
Fair market value of lease amortization	223	433
Stock based compensation expense	6,577	12,630
Mortgage, financing fee and terminated swap amortization expense	7,479	14,291
	$(98,312)	$(76,280)
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

2Q 2021 SUPPLEMENTAL	18

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
Consolidated Properties	2021	2020	2021	2020
Other Income
Interest, dividend and distribution income (1)	$3,217	$5,203	$6,708	$9,777
Lease settlement income	11,444	2,716	49,042	5,358
Gains on land sales	940	1,165	1,637	6,374
Other (2)	53,659	18,412	81,469	67,949
Totals	$69,260	$27,496	$138,856	$89,458
Other Expense
Ground leases	$10,870	$9,174	$22,027	$20,040
Professional fees and other	18,499	19,863	30,899	36,838
Totals	$29,369	$29,037	$52,926	$56,878

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
Capitalized Interest
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$10,358	$3,340	$16,021	$12,899
Our Share of Joint Venture Properties	$447	$220	$856	$571

(1)
Includes distributions from other international investments and preferred unit distributions from TRG.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

2Q 2021 SUPPLEMENTAL	19

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)
	AS OF JUNE 30,
	2021	2020
Total Number of Properties	164	168
Total Square Footage of Properties (in millions)	138.7	142.4
Ending Occupancy (2):
Consolidated Assets	91.8%	93.0%
Unconsolidated Assets	91.6%	92.7%
Total Portfolio	91.8%	92.9%
Base Minimum Rent PSF (3):
Consolidated Assets	$53.51	$54.10
Unconsolidated Assets	$59.33	$61.48
Total Portfolio	$55.03	$56.02
Open / Close Spread
		RENT PSF (BASE MINIMUM RENT & CAM)
	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
6/30/21	6,962,429	$53.84	$68.84	$(15.00)	-21.8%
3/31/21	4,961,794	$60.10	$69.56	$(9.46)	-13.6%
12/31/20	5,023,608	$60.08	$64.49	$(4.41)	-6.8%
6/30/20	6,593,808	$62.95	$63.21	$(0.26)	-0.4%
3/31/20	7,948,232	$64.06	$61.26	$2.80	4.6%

(1)
Does not include TRG portfolio.

(2)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces and is not a space-by-space comparison. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Opening Rate does not include any estimates for variable lease income based on sales. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.

2Q 2021 SUPPLEMENTAL	20

THE MILLS AND INTERNATIONAL OPERATING INFORMATION (1)
	AS OF JUNE 30,
	2021	2020
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.5
Ending Occupancy (2)	96.9%	95.3%
Base Minimum Rent PSF (3)	$33.31	$34.11
Leasing Spread PSF (4)	$ (6.75)	$ 9.11
Leasing Spread (Percentage Change) (4)	-14.2%	23.4%
International Properties (5)
Premium Outlets
Total Number of Properties	21	21
Total Square Footage of Properties (in millions)	8.3	8.2
Designer Outlets
Total Number of Properties	11	10
Total Square Footage of Properties (in millions)	2.8	2.6
Statistics for Premium Outlets in Japan (6)
Ending Occupancy	99.6%	99.3%
Base Minimum Rent PSF	¥5,492	¥5,339

(1)
Does not include TRG portfolio.

(2)
See footnote 2 on U.S. Malls and Premium Outlets Operating Information for definition, except Ending Occupancy is calculated on all company owned space.

(3)
See footnote 3 on U.S. Malls and Premium Outlets Operating Information for definition.

(4)
See footnote 4 on U.S. Malls and Premium Outlets Operating Information for definition.

(5)
Includes all international properties.

(6)
Information supplied by the managing venture partner; includes 9 properties.

2Q 2021 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
YEAR	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at 6/30/21	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	599	2,035,587	$61.38	2.3%
2021 (7/1/21 – 12/31/21)	614	1,792,025	$54.59	1.7%
2022	2,860	10,712,144	$50.93	10.2%
2023	2,453	9,852,185	$58.07	9.7%
2024	2,005	8,189,715	$56.57	8.7%
2025	1,481	5,987,571	$63.46	7.3%
2026	1,421	5,455,148	$58.05	5.9%
2027	829	3,414,556	$65.97	4.2%
2028	687	3,106,439	$65.06	3.8%
2029	635	2,685,446	$70.96	3.4%
2030	435	2,003,777	$67.11	2.4%
2031	151	1,099,939	$47.10	0.9%
2032 and Thereafter	395	1,791,494	$47.14	1.7%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,350	6,217,429	$17.00	2.0%
Anchors
Month to Month Leases	1	138,409	$1.18	0.0%
2021 (7/1/21 – 12/31/21)	—	—	—	—
2022	6	832,954	$3.08	0.1%
2023	15	1,879,322	$4.87	0.2%
2024	16	1,465,287	$8.05	0.2%
2025	17	1,676,634	$6.72	0.2%
2026	14	1,644,195	$4.67	0.2%
2027	8	1,187,375	$4.92	0.1%
2028	6	622,099	$7.12	0.1%
2029	5	556,306	$4.40	0.0%
2030	7	754,336	$8.54	0.1%
2031	5	427,004	$12.18	0.0%
2032 and Thereafter	18	2,012,321	$13.27	0.5%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Annual rental revenues represent 2020 consolidated and joint venture combined base rental revenue.

2Q 2021 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap, Inc.	317	3,071	1.7%	3.2%
L Brands, Inc.	274	1,698	1.0%	2.2%
PVH Corporation	192	1,275	0.7%	1.7%
Tapestry, Inc.	224	928	0.5%	1.6%
Signet Jewelers, Ltd.	328	469	0.3%	1.5%
Capri Holdings Limited	140	541	0.3%	1.4%
American Eagle Outfitters, Inc	186	1,198	0.7%	1.3%
Foot Locker, Inc.	188	887	0.5%	1.2%
Luxottica Group SPA	345	621	0.3%	1.2%
VF Corporation	180	761	0.4%	1.1%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s Inc.	97	18,745	10.5%	0.3%
J.C. Penney Co., Inc.	51	8,436	4.7%	0.2%
Dillard’s, Inc.	32	5,904	3.3%	*
Nordstrom, Inc.	24	4,103	2.3%	0.1%
Dick’s Sporting Goods, Inc.	33	2,254	1.3%	0.5%
The Neiman Marcus Group, Inc.	11	1,365	0.8%	*
Belk, Inc.	7	1,194	0.7%	*
Hudson’s Bay Company	8	943	0.5%	0.1%
Target Corporation	6	831	0.5%	0.1%
Sears	4	781	0.4%	*
Von Maur, Inc.	6	768	0.4%	*

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

2Q 2021 SUPPLEMENTAL	23

CAPITAL EXPENDITURES(1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$25,663	$75,425	$24,452
Redevelopment projects with incremental square footage and/or anchor replacement	114,867	45,785	21,728
Redevelopment projects with no incremental square footage (2)	14,186	5,117	2,579
Subtotal new development and redevelopment projects	154,716	126,327	48,759
Tenant allowances	53,435	29,100	14,406
Operational capital expenditures at properties:
CAM expenditures	8,466	14,288	6,392
Non-CAM expenditures	1,145	9,045	3,799
Totals	$217,762	$178,760	$73,356
Conversion from accrual to cash basis	10,907	13,122	5,385
Capital Expenditures for the Six Months Ended 6/30/21(3)	$228,669	$191,882	$78,741
Capital Expenditures for the Six Months Ended 6/30/20(3)	$337,467	$329,692	$151,430

(1)
Does not include TRG portfolio capital expenditures.

(2)
Includes restoration projects as a result of property damage from natural disasters.

(3)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

2Q 2021 SUPPLEMENTAL	24

DEVELOPMENT ACTIVITY SUMMARY(1)
As of June 30, 2021
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	Actual Investment thru Q2 2021	Forecasted Investment Q3 - Q4	Forecasted Investment FY 2021	Forecasted Investment FY 2022	Forecasted Total Investment 2021 - 2022
Malls
Redevelopments	$607,557	6%	$53,604	$219,800	$273,404	$200,838	$474,242
Premium Outlets
New Developments – International	$196,144	8%	$15,327	$35,269	$50,596	$86,721	$137,317
Redevelopments – International	$22,335	9%	$1,892	$15,715	$17,607	$4,611	$22,218
The Mills
Redevelopments	$27,963	11%	$4,209	$4,799	$9,008	$296	$9,304
Total Investment (1)	$853,999	7%	$75,032	$275,583	$350,615	$292,466	$643,081
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(326,129)		$(29,993)	$(100,030)	$(130,023)	$(115,477)	$(245,500)
Total Net Cash Investment	$527,870		$45,039	$175,553	$220,592	$176,989	$397,581
Notes:
(1)
Does not include TRG

(2)
Our share of Net Investment includes $172M of previous investment that was in CIP as of December 31, 2020. Projects that were previously suspended due to COVID-19 are reflected net of costs previously incurred prior to restart.

2Q 2021 SUPPLEMENTAL	25

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2020 through June 30, 2021
	COMMON SHARES(1)	LIMITED PARTNERSHIP UNITS(2)
Number Outstanding at December 31, 2020	328,501,416	47,322,212
First Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(316)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	37,976	—
Number Outstanding at March 31, 2021	328,539,392	47,321,896
Second Quarter Activity
Exchange of Limited Partnership Units for Common Stock	58,571	(58,571)
Redemption of Limited Partnership Units for Cash	—	(170)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	41,574	—
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(20,374)	—
Number Outstanding at June 30, 2021	328,619,163	47,263,155
Number of Limited Partnership Units and Common Shares at June 30, 2021	375,882,318
PREFERRED STOCK/UNITS OUTSTANDING AS OF JUNE 30, 2021
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable(4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable(5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 1998 Stock Incentive Plan and 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on June 30, 2021 was $69.83 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

2Q 2021 SUPPLEMENTAL	26

CREDIT PROFILE(1)

NET DEBT ($ BILLIONS)
Non-Recourse Mortgage Debt[2]
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
29.6
16.3
13.3
29.3
16.0
13.3
30.1
16.6
13.5
32.2
2.0
16.8
13.4
31.2
18.1
13.1
2017
2018
2019
2020[3]
6/30/2021

FIXED CHARGE COVERAGE (X)
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.0
5.1
5.3
4.2
4.2
2017
2018
2019
2020
TTM 6/30/2021

UNSECURED INTEREST COVERAGE (X)
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.2
6.4
6.9
5.3
5.5
2017
2018
2019
2020
TTM 6/30/2021

FFO PAYOUT RATIO (%)
80%
75%
70%
65%
60%
55%
50%
45%
40%
64%
65%
69%
66%
53%
2017[4]
2018
2019[4]
2020
TTM 6/30/2021

WEIGHTED AVERAGE INTEREST RATE (%)
4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
3.40%
3.50%
3.33%
3.14%
3.15%
2017
2018
2019
2020
6/30/2021

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)
7.4
6.9
6.4
5.9
5.4
6.6
6.2
6.7
6.6
6.9
2017
2018
2019
2020
6/30/2021

(1)
Does not include TRG portfolio and corporate debt.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes the $2.0 billion term loan drawn for the purpose of funding Taubman acquisition, which closed on December 29, 2020; no other data is adjusted to reflect acquisition.

(4)
Includes a charge for loss on extinguishment of debt of  $0.36 per share in 2017 and $0.33 per share in 2019.

2Q 2021 SUPPLEMENTAL	27

SUPPLEMENTAL CORPORATE CREDIT RATIOS
ALL FIGURES AT SPG SHARE, EXCEPT WHERE INDICATED	AS OF JUNE 30, 2021	AS OF DECEMBER 31, 2020
Unsecured Consolidated Debt	$19,384,419	$19,784,862
Less: Consolidated Cash	1,290,799	1,011,613
UNSECURED CONSOLIDATED (CORPORATE) NET DEBT	$18,093,620	$18,773,249
	TWELVE MONTHS ENDING JUNE 30, 2021	TWELVE MONTHS ENDING DECEMBER 31, 2020
Operating Income Before Other Items	$2,075,406	$1,971,809
Depreciation and Amortization	1,297,076	1,318,008
EBITDA of Consolidated Entities	3,372,482	3,289,817
Joint Venture Unencumbered EBITDA (1)	109,515	44,829
Less: Encumbered EBITDA of Consolidated Entities	(676,844)	(665,909)
UNENCUMBERED EBITDA	$2,805,153	$2,668,737
EBITDA less Interest Expense of Encumbered Consolidated Assets	404,532	393,401
EBITDA less Interest Expense of Joint Venture Assets (1)	656,705	577,515
FFO of Investments (2)	329,326	203,900
CORPORATE FUNDS AVAILABLE TO SERVICE UNSECURED DEBT	$4,195,716	$3,843,553
Consolidated Interest Expense	$802,147	$784,400
Less: Minority Interest	(7,426)	(7,509)
Less: Non-Recourse Consolidated Interest Expense	(272,312)	(272,508)
UNSECURED (CORPORATE) INTEREST EXPENSE	$522,409	$504,383
RATIOS (3)
Corporate Net Debt to Corporate Funds Available (4)	4.3x	4.9x
Corporate Funds Available to Corporate Interest Expense Coverage Ratio (5)	8.0x	7.6x

(1)
Represents property level joint ventures and excludes retail investments and Klépierre.

(2)
Excludes $118.4 million non-cash impact of a deferred tax liability reversal within our Klépierre investment.

(3)
Ratios calculated based on measures above; not intended to represent ratio calculations in line with indentures dated June 7, 2005 and later.

(4)
Defined as Unsecured Consolidated Net Debt to Funds Available to Service Unsecured Debt.

(5)
Defined as Funds Available to Service Unsecured Debt to Unsecured Interest Expense.

2Q 2021 SUPPLEMENTAL	28

SUMMARY OF INDEBTEDNESS(1)
As of June 30, 2021
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,669,520	$5,516,742	3.73%	4.0
Variable Rate Debt	1,139,390	1,100,422	2.17%	2.7
Total Mortgage Debt	6,808,910	6,617,164	3.47%	3.8
Unsecured Debt
Fixed Rate	18,875,716	18,875,716	2.95%	9.2
Revolving Credit Facility – USD Currency	125,000	125,000	0.82%	4.0
Total Revolving Credit Facilities	125,000	125,000	0.82%	4.0
Global Commercial Paper – USD	500,000	500,000	0.18%	0.1
Total Unsecured Debt	19,500,716	19,500,716	2.87%	9.2
Premium	31,582	31,582
Discount	(54,734)	(54,734)
Debt Issuance Costs	(119,540)	(118,511)
Other Debt Obligations	64,770	64,770
Consolidated Mortgages and Unsecured Indebtedness (2)	$26,231,704	$26,040,987	3.02%	7.8
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,000,681	$6,068,591	3.82%	3.8
Floating Rate Debt (Hedged) (2)	889,697	375,746	2.64%	5.2
Variable Rate Debt	1,204,220	503,969	1.93%	2.1
TMLP Debt (3)	373,842	146,151	—	—
Total Mortgage Debt	15,468,440	7,094,457	3.62%	3.8
Debt Issuance Costs	(38,375)	(17,427)
Joint Venture Mortgages and Other Indebtedness (2)	$15,430,065	$7,077,030	3.62%	3.8
Our Share of Total Indebtedness		$33,118,017	3.15%	6.9
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	95.4%	$24,835,708	3.34%	8.1
Variable	4.6%	1,205,279	2.03%	2.9
	100.0%	26,040,987	3.02%	7.8
Joint Venture
Fixed	87.6%	$6,200,683	3.82%	3.8
Variable	12.4%	876,347	2.23%	3.5
	100.0%	7,077,030	3.62%	3.8
Total Debt		$33,118,017
Total Fixed Debt	93.7%	$31,036,391	3.22%	7.2
Total Variable Debt	6.3%	$2,081,626	2.11%	3.1

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt information.

2Q 2021 SUPPLEMENTAL	29

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)(1)
As of June 30, 2021
(In thousands)
YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT
2021	$500,000	0.18%	$574,446	3.74%	$369,774	4.43%	$1,444,220	2.65%
2022	2,040,893	2.01%	545,037	3.06%	1,152,138	4.03%	3,738,068	2.74%
2023	1,100,000	2.75%	1,101,218	2.93%	651,089	3.01%	2,852,307	2.88%
2024	2,500,000	2.92%	391,858	3.76%	1,208,206	3.43%	4,100,064	3.14%
2025	1,818,929	2.58%	1,220,393	3.44%	878,607	3.29%	3,917,929	3.01%
2026	1,550,000	3.28%	2,178,007	3.86%	1,334,266	3.65%	5,062,273	3.63%
2027	1,500,000	3.38%	145,000	4.00%	454,386	3.22%	2,099,386	3.38%
2028	800,000	1.75%	53,921	3.85%	738,933	4.11%	1,592,854	2.91%
2029	1,250,000	2.45%	197,284	2.00%	—	—	1,447,284	2.39%
2030	750,000	2.65%	—	—	225,250	3.12%	975,250	2.76%
2031	700,000	2.20%	210,000	3.09%	49,470	3.69%	959,470	2.47%
Thereafter	4,990,894	3.73%	—	—	32,338	4.46%	5,023,232	3.75%
Face Amounts of Indebtedness	$19,500,716	2.87%	$6,617,164	3.47%	$7,094,457	3.62%	$33,212,337	3.15%
Premiums (Discounts) on Indebtedness, Net	(26,272)		3,120		—		(23,152)
Debt Issuance Costs	(90,025)		(28,486)		(17,427)		(135,938)
Other Debt Obligations	—		64,770		—		64,770
Our Share of Total Indebtedness	$19,384,419		$6,656,568		$7,077,030		$33,118,017

(1)
Does not include TRG.

2Q 2021 SUPPLEMENTAL	30

Unsecured Debt Information
As of June 30, 2021
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS TOTAL ($ in 000’S)
Unsecured Indebtedness:
Global Commercial Paper – USD	07/26/21	(2)	0.18%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(3)	1.38%	Fixed	890,893
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(4)	1.25%	Fixed	593,929
Revolving Credit Facility – USD Currency	06/30/25	(5)	0.82%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/28		1.75%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/30		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/31		2.20%	Fixed	700,000
Simon Property Group, LP (Euro Sr. Notes)	03/19/33	(3)	1.13%	Fixed	890,894
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/50		3.80%	Fixed	750,000
Total Unsecured Indebtedness at Face Value					$19,500,716(6)

(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2021: 1M LIBOR at 0.10%; 1M EUR LIBOR at -.57%; 3M EURIBOR at -.54%; 6M EURIBOR at -.52%; 3M GBP LIBOR at 0.078%; 1M JPY TIBOR at 0.085%; 6M JPY TIBOR at .12%; 1M JPY LIBOR at -0.06%; 1M CDOR at .41%; and Cost of Funds Rate at 3.52%.

(2)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at June 30, 2021.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

2Q 2021 SUPPLEMENTAL	31

Property and Debt Information
As of June 30, 2021
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,932	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,467	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,125,219	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,291	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,203,129	09/01/22		3.95%	Fixed	111,388	111,388
6.	Bay Park Square	WI	Green Bay	100.0%		685,843	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,281,795	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		978,087	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre	FL	Miami	25.0%		475,608	(2)
10.	Broadway Square	TX	Tyler	100.0%		604,727	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,185,519	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		709,052	05/06/21	(25)	5.75%	Fixed	84,204	47,466
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,395	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,987	(2)
15.	Coconut Point	FL	Estero	50.0%		1,205,043	10/01/26		3.95%	Fixed	181,001	90,500
16.	College Mall	IN	Bloomington	100.0%		609,768	(2)
17.	Columbia Center	WA	Kennewick	100.0%		815,133	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,263,654	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,878	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		926,135	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,498,755	12/05/21		4.50%	Fixed	386,703	193,352
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,447	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,232,955	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,128,431	12/01/25		4.31%	Fixed	182,124	182,124
25.	Falls, The	FL	Miami	50.0%		706,860	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,172	05/09/26	(5)	3.04%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,356	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,729,103	02/01/26	(5)	3.75%	Fixed	415,000	207,500
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,245	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,724,704	03/05/22		5.25%	Fixed	300,654	150,327
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		661,853	(2)
32.	Galleria, The	TX	Houston	50.4%		2,016,351	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,649	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,555	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,670,555	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,316,797	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,056	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,196,440	11/01/27		4.06%	Fixed	187,241	93,621
39.	Lenox Square	GA	Atlanta	100.0%		1,556,894	(2)

2Q 2021 SUPPLEMENTAL	32

Property and Debt Information
As of June 30, 2021
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
40.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,748	(2)
41.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,794	06/01/26		4.04%	Fixed	262,000	73,845
42.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,840,175	(2)
43.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,783	07/01/25		4.11%	Fixed	150,000	84,555
44.	McCain Mall	AR	N. Little Rock	100.0%		793,852	(2)
45.	Meadowood Mall	NV	Reno	50.0%		928,920	11/06/21		5.82%	Fixed	106,496	53,248
46.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,615	(2)
47.	Miami International Mall	FL	Miami	47.8%		1,082,787	02/06/24		4.42%	Fixed	160,000	76,442
48.	Midland Park Mall	TX	Midland	100.0%		643,847	09/06/22		4.35%	Fixed	70,854	70,854
49.	Miller Hill Mall	MN	Duluth	100.0%		829,535	(2)
50.	North East Mall	TX	Hurst (Dallas)	100.0%		1,646,409	(2)
51.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,504,685	07/05/23		3.30%	Fixed	226,425	127,636
52.	Ocean County Mall	NJ	Toms River (New York)	100.0%		881,729	(2)
53.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,884	(2)
54.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,340,150	03/06/21	(25)	4.77%	Fixed	32,779	28,039
55.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,735	01/01/26		3.84%	Fixed	310,000	292,938
56.	Pheasant Lane Mall	NH	Nashua	(6)		979,563	(2)
57.	Phipps Plaza	GA	Atlanta	100.0%		804,596	(2)
58.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,716	07/27/23		1.20%	Variable	225,000	225,000
59.	Prien Lake Mall	LA	Lake Charles	100.0%		719,004	(2)
60.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,295	05/01/26		4.50%	Fixed	180,000	90,000
61.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,023	(2)
62.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,347,933	(2)
63.	Ross Park Mall	PA	Pittsburgh	100.0%		1,234,039	(2)
64.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		693,175	(2)
65.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,062	11/01/23		4.69%	Fixed	120,000	113,328
66.	Shops at Clearfork, The	TX	Fort Worth	45.0%		549,182	03/11/30	(26)	2.81%	Variable	145,000	65,250
67.	Shops at Crystals, The	NV	Las Vegas	50.0%		269,147	07/01/26		3.74%	Fixed	550,000	275,000
68.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,235,608	02/01/23		3.61%	Fixed	295,000	150,450
69.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,952	(2)
70.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		723,427	02/01/23		3.37%	Fixed	130,000	130,000
71.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,296,561	03/31/24	(5)	3.10%	Variable	171,750	42,938
72.	South Hills Village	PA	Pittsburgh	100.0%		1,129,056	(2)
73.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,717	(2)
74.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,157	04/01/23		3.84%	Fixed	136,445	136,445
75.	SouthPark	NC	Charlotte	100.0%		1,684,663	(2)
76.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,134	10/06/25		4.45%	Fixed	58,697	29,348
77.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,342	(2)
78.	St. Johns Town Center	FL	Jacksonville	50.0%		1,453,557	09/11/24		3.82%	Fixed	350,000	175,000
79.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,287,942	(2)

2Q 2021 SUPPLEMENTAL	33

Property and Debt Information
As of June 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
80.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%	1,299,672	09/05/26		3.50%	Fixed	330,000	164,670
81.	Summit Mall	OH	Akron	100.0%	776,693	10/01/26		3.31%	Fixed	85,000	85,000
82.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,240,268	(2)
83.	Tippecanoe Mall	IN	Lafayette	100.0%	864,844	(2)
84.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,778,770	(2)
85.	Towne East Square	KS	Wichita	100.0%	1,145,184	(2)
86.	Treasure Coast Square	FL	Jensen Beach	100.0%	874,998	(2)
87.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	960,570	(2)
88.	University Park Mall	IN	Mishawaka	100.0%	918,489	(2)
89.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,084,560	(2)
90.	West Town Mall	TN	Knoxville	50.0%	1,281,603	07/01/22		4.37%	Fixed	205,226	102,613
91.	Westchester, The	NY	White Plains (New York)	40.0%	806,211	02/01/30		3.25%	Fixed	400,000	160,000
92.	White Oaks Mall	IL	Springfield	80.7%	942,837	06/01/24	(5)	2.85%	Variable	46,048	37,151
93.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,301	11/01/26		4.15%	Fixed	155,152	146,612
94.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,154,797	03/05/24		4.50%	Fixed	393,610	196,805
95.	Woodland Hills Mall	OK	Tulsa	94.5%	1,096,443	(2)
	Total Mall Square Footage				108,301,579

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,563	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	674,532	04/01/22		4.81%	Fixed	75,425	37,712
3.	Liberty Tree Mall	MA	Danvers	49.1%	860,222	05/06/23		3.41%	Fixed	28,920	14,210
4.	Northgate Station	WA	Seattle	100.0%	416,298	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	948,329	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,019	05/01/28		3.85%	Fixed	53,921	53,921
	Total Lifestyle Centers Square Footage				3,297,963

2Q 2021 SUPPLEMENTAL	34

Property and Debt Information
As of June 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	337,689	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,464	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,298	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,931	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,115	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,087	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,728	12/01/22		3.36%	Fixed	41,125	41,125
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,345	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,334	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,958	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,146	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,224	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,100	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,236	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,162	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,038	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	378,478	03/01/23	(5)	1.60%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,703	04/01/23		3.66%	Fixed	107,834	107,834
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,154	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,160	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,592	02/06/26		4.26%	Fixed	72,611	72,611
			Washington, DC)
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,481	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,024	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,603	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,500	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,465	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,273	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,270	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,788	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,731	06/01/26(8)		4.17%	Fixed	49,146	49,146
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,787	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,892	07/01/23		3.78%	Fixed	114,985	114,985
36.	Napa Premium Outlets	CA	Napa	100.0%	179,427	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,281	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,622	(2)

2Q 2021 SUPPLEMENTAL	35

Property and Debt Information
As of June 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,752	(2)
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,529	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,784	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,670	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,508	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	33,388	33,388
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,423	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,884	07/26/23		1.20%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,695	09/06/26	(9)	3.33%	Fixed	58,655	58,655
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,397	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,897	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	735,135	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,515	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,981	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,720	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,424	10/06/24		4.06%	Fixed	92,302	55,381
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,687	(2)
58.	Tanger Outlets – Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,244	11/28/22	(5)	1.95%	Variable	71,000	35,500
59.	Tanger Outlets – Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/23	(5)	1.95%	Variable	64,500	32,250
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,925	12/01/22		3.41%	Fixed	102,012	102,012
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,469	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,976	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,275	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,485	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,848	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	518,946	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,511	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	909,707	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,872	(2)
	Total U.S. Premium Outlet Square Footage				30,437,132

2Q 2021 SUPPLEMENTAL	36

Property and Debt Information
As of June 30, 2021
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,223,952	07/01/21		5.76%	Fixed	143,965	143,965
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,929,956	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,417,078	11/01/24		4.28%	Fixed	127,663	47,873
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,370,031	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,244	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,380	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,802,880	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,787,323	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,684	11/09/25	(5)	3.34%	Variable	355,000	355,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,863	03/05/22		4.25%	Fixed	284,569	142,284
11.	Opry Mills	TN	Nashville	100.0%		1,176,999	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,553,679	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,329,512	(2)
	Total The Mills Square Footage					21,334,556

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre Mall, Crystal Mall, Dover Mall, Emerald Square, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Ingram Park Mall, Montgomery Mall, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing							(7)(8)(10)			1,499,088	769,777
	Total Other Properties Square Footage					15,271,539

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					178,642,769

2Q 2021 SUPPLEMENTAL	37

Property and Debt Information
As of June 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	219,204	197,284
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,500	11/30/21	(14)	1.71%	Variable	110,103	55,052
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	96,806	48,403
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	05/24/22	(14)	1.61%	Variable	94,169	47,085
						06/01/22	(14)	3.11%	Fixed	137,138	68,570
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	02/18/23	(5)(14)	1.96%	Variable	130,208	58,594
	Canada Square Footage				1,620,800
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(5)(13)	1.60%	Variable	97,286	87,557
	France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	08/30/21	(13)	2.49%	Fixed	43,167	30,433
	Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(13)	2.25%	Variable	149,122	134,210
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	1.90%	Fixed	331,409	298,268
	Italy Square Footage				641,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(15)	1.56%	Fixed	28,825	11,530
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.16%	Variable	117,388	46,955
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(15)	0.32%	Variable	8,128	3,251
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/22	(15)	0.32%	Variable	9,030	3,612
						07/31/27	(15)	0.30%	Fixed	53,276	21,310
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	41,086	16,434
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(15)	0.30%	Variable	25,284	10,114
						11/30/23	(15)	0.31%	Variable	23,478	9,391
						04/08/25	(15)	0.35%	Fixed	45,149	18,060
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.27%	Variable	3,160	1,264
						11/30/24	(15)	0.21%	Fixed	23,929	9,572
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.17%	Variable	66,370	26,546
	Japan Square Footage				3,613,700

2Q 2021 SUPPLEMENTAL	38

Property and Debt Information
As of June 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/23	(16)	3.04%	Fixed	96,494	48,247
20.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	07/13/23	(16)	3.36%	Fixed	67,279	33,640
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/23	(16)	3.28%	Fixed	132,788	66,394
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	05/23/24	(16)	3.19%	Fixed	61,965	30,983
	South Korea Square Footage				1,915,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	02/14/24	(17)	3.96%	Variable	21,307	10,653
24.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	(2)
	Malaysia Square Footage				586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
26.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	9.98%	Fixed	22,213	11,107
						12/20/21	(18)	8.49%	Variable	4,875	2,438
	Mexico Square Footage				607,800
	NETHERLANDS
27.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	12/18/21	(13)	1.78%	Fixed	273,205	245,885
						08/18/25	(13)	1.30%	Variable	199,557	94,318
28.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/25/24	(5)(13)	1.75%	Variable	69,122	64,975
	Netherlands Square Footage				545,500
	SPAIN
29.	Malaga Designer Outlet	Malaga		46.1%	191,000	02/09/23	(13)	2.75%	Variable	59,969	27,652
	Spain Square Footage				191,000
	THAILAND
30.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	3.95%	Fixed	76,441	38,220
	Thailand Square Footage				264,000
	UNITED KINGDOM
31.	Ashford Designer Outlet	Kent		45.0%	281,000	02/22/22	(21)	3.08%	Fixed	138,358	62,261
32.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	02/27/23	(21)	3.73%	Variable	70,009	17,642
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE(11)(22)				11,042,300

	TOTAL SQUARE FOOTAGE				189,685,069

2Q 2021 SUPPLEMENTAL	39

Property and Debt Information
As of June 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)		TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	TRG SHARE

	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	846,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,037,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	08/01/23		4.37%	Fixed	72,803	72,803
4.	Country Club Plaza	MO	Kansas City	50.0%	947,000	04/01/26		3.85%	Fixed	307,695	153,847
5.	Dolphin Mall	FL	Miami	100.0%	1,434,000	(2)
6.	Fair Oaks Mall	VA	Fairfax	50.0%	1,558,000	05/10/23		5.32%	Fixed	249,192	124,596
7.	Gardens Mall, The	FL	Palm Beach Gardens	48.5%	1,385,000	07/15/25		4.16%	Fixed	195,000	103,377
8.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	238,000	(2)
9.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,355,000	01/06/23		3.60%	Fixed	185,949	185,949
10.	International Market Place	HI	Waikiki, Honolulu	93.5%	340,000	08/09/23	(5)	2.26%	Variable	250,000	233,750
11.	International Plaza	FL	Tampa	50.1%	1,252,000	12/01/21		4.41%	Fixed	442,055	221,469
12.	Mall at Green Hills, The	TN	Nashville	100.0%	998,000	12/01/21		3.25%	Variable	150,000	150,000
13.	Mall at Millenia, The	FL	Orlando	50.0%	1,114,000	10/15/24		3.94%	Fixed	450,000	225,000
14.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,344,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
15.	Mall at University Town Center, The	FL	Sarasota	50.0%	863,000	11/01/26		3.40%	Fixed	280,000	140,000
16.	Mall of San Juan, The	PR	San Juan	95.0%	627,000	(2)
17.	Sunvalley	CA	Concord	50.0%	1,324,000	09/01/22		4.44%	Fixed	159,153	79,577
18.	Twelve Oaks Mall	MI	Novi	100.0%	1,520,000	03/06/28		4.85%	Fixed	285,541	285,541
19.	Waterside Shops	FL	Naples	50.0%	342,000	04/15/26		3.86%	Fixed	165,000	82,500
20.	Westfarms	CT	West Hartford	78.9%	1,266,000	07/01/22		4.50%	Fixed	265,276	209,409
21.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	6.00%	Fixed	161,219	40,305
22.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	5.60%	Fixed	171,878	42,110
23.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	265,960	130,320
24.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	531,920	91,224
	Total Taubman Realty Group Square Footage				25,104,000

	TOTAL TRG SECURED INDEBTEDNESS										$3,846,778

	TRG – Corporate & Other
	TRG – $1.1B Revolving Credit Facility			100.0%		02/01/25	(5)	1.87%	Variable	865,000	865,000
	TRG Term Loan			100.0%		03/31/23		4.92%	Fixed	247,720	247,720
	TRG Term Loan			100.0%		02/01/25		3.94%	Fixed	272,495	272,495
	TRG U.S. Headquarters			100.0%		03/01/24		3.49%	Fixed	12,000	12,000
	Other			50.0%		11/01/22		3.84%	Fixed	19,837	9,918

	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$1,407,133
	Less: TRG Total Cash										368,350

	TOTAL TRG NET CORPORATE DEBT										$1,038,783

2Q 2021 SUPPLEMENTAL	40

Property and Debt Information
As of June 30, 2021
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2021: 1M LIBOR at 0.10%; 1M EUR LIBOR at -.57%; 3M EURIBOR at -.54%; 6M EURIBOR at -.52%; 3M GBP LIBOR at 0.078%; 1M JPY TIBOR at 0.085%; 6M JPY TIBOR at .12%; 1M JPY LIBOR at -0.06%; 1M CDOR at .41%; and Cost of Funds Rate at 3.52%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 16 encumbered properties with interest rates ranging from 2.85% to 9.35% and maturities between 2021 and 2026, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
Includes office space of 2,116,397 square feet primarily from the following centers:

Copley Place – 893,439 sq. ft. Domain, The – 156,240 sq. ft. Fashion Center at Pentagon City – 169,089 sq. ft.	Oxford Valley Mall – 139,517 sq. ft. The Shops at Clearfork – 146,571 sq. ft. Southdale Center – 102,400 sq. ft.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.2 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 587.9 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 49.3 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 405.0 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 88.5 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 538.0 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.5 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 150.6 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 2.2 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 901.3 billion.

(25)
Mortgages were outstanding at June 30, 2021; the single purpose entity borrower and lender are currently working together to extend the maturity date of this non-recourse loan.

(26)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

2Q 2021 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

2Q 2021 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended June 30, 2021		For the Three Months Ended June 30, 2020
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(9,054)	$318,923	$(5,649)	$271,371
Management fees and other revenues	—	—	—	—
Other income	(313)	32,481	(168)	16,190
Total revenue	(9,367)	351,404	(5,817)	287,561
EXPENSES:
Property operating	(1,814)	60,681	(1,158)	48,820
Depreciation and amortization	(4,734)	94,105	(4,131)	98,369
Real estate taxes	(498)	31,923	(428)	28,340
Repairs and maintenance	(272)	7,590	(291)	6,258
Advertising and promotion	(807)	6,994	(397)	4,646
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(1,050)	18,832	(280)	7,527
Total operating expenses	(9,175)	220,125	(6,685)	193,960
OPERATING INCOME BEFORE OTHER ITEMS	(192)	131,279	868	93,601
Interest expense	1,778	(70,775)	1,919	(72,261)
Loss on extinguishment of debt	—	—	—	—
Income and other tax (expense) benefit	—	—	—	—
Income from unconsolidated entities	(55)	(60,504)(2)	841	(21,340)(2)
Unrealized gains in fair value of equity instruments	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	1,531	—	3,628	—
CONSOLIDATED NET INCOME	1,531	—	3,628	—
Net income attributable to noncontrolling interests	1,531	—(3)	3,628	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG, JCP and Forever 21.

(3)
Represents limited partners’ interest in the Operating Partnership.

2Q 2021 SUPPLEMENTAL	43

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Six Months Ended June 30, 2021		For the Six Months Ended June 30, 2020
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(17,192)	622,172	$(15,928)	619,959
Management fees and other revenues	—	—	—	—
Other income	(623)	66,327	(546)	51,131
Total revenue	(17,815)	688,499	(16,474)	671,090
EXPENSES:
Property operating	(3,457)	119,409	(3,119)	114,252
Depreciation and amortization	(8,889)	192,546	(8,044)	200,128
Real estate taxes	(1,022)	63,488	(986)	60,231
Repairs and maintenance	(666)	16,372	(725)	15,457
Advertising and promotion	(1,421)	16,088	(1,373)	15,142
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(1,709)	33,624	(1,461)	29,771
Total operating expenses	(17,164)	441,527	(15,708)	434,981
OPERATING INCOME BEFORE OTHER ITEMS	(651)	246,972	(766)	236,109
Interest expense	3,610	(138,208)	3,693	(146,209)
Loss on extinguishment of debt	—	—	—	—
Income and other tax (expense) benefit	—	—	—	—
Income from unconsolidated entities	81	(108,764)(2)	872	(89,900)(2)
Unrealized losses in fair value of equity instruments	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	(571)	—	—	—
Consolidated income from continuing operations	2,469	—	3,799	—
CONSOLIDATED NET INCOME	2,469	—	3,799	—
Net income attributable to noncontrolling interests	2,469	—(3)	3,799	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG, JCP and Forever 21.

(3)
Represents limited partners’ interest in the Operating Partnership.

2Q 2021 SUPPLEMENTAL	44

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of June 30, 2021		As of June 30, 2020
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(448,613)	$10,490,966	$(438,792)	$10,838,444
Less – accumulated depreciation	(115,407)	3,746,484	(106,949)	3,611,618
	(333,206)	6,744,482	(331,843)	7,226,826
Cash and cash equivalents	(21,997)	677,562	(18,505)	344,601
Tenant receivables and accrued revenue, net	(7,782)	267,946	(4,734)	358,556
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(11,813)	(2,734,349)	(20,925)	(2,365,021)
Right-of-use assets, net	(883)	73,916	(890)	78,744
Investments held in trust – special purpose acquisition company	(345,000)	—	—	—
Deferred costs and other assets	(63,072)	1,155,383	(28,804)	649,775
Total assets	$(783,753)	$6,184,940	$(405,701)	$6,293,481
LIABILITIES:
Mortgages and unsecured indebtedness	$(190,717)	$7,077,030	$(175,078)	$7,226,116
Accounts payable, accrued expenses, intangibles, and deferred revenues	(31,251)	401,669	(18,749)	390,692
Cash distributions and losses in unconsolidated entities, at equity	—	(1,565,366)	—	(1,576,679)
Dividend payable	—	—	—	—
Lease liabilities	(883)	75,680	(890)	79,972
Other liabilities	(62,163)	195,927	(45,274)	173,380
Total liabilities	(285,014)	6,184,940	(239,991)	6,293,481
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(481,877)	—	(161,855)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(16,862)	—	(3,855)	—
Total equity	(16,862)	—	(3,855)	—
Total liabilities and equity	$(783,753)	$6,184,940	$(405,701)	$6,293,481

2Q 2021 SUPPLEMENTAL	45